EXHIBIT 23.1

                   CONSENT OF SCHWARTZ, LEVITSKY, FELDMAN, LLP

      The undersigned, Schwartz, Levitsky, Feldman, LLP, hereby consents to the use of our name and use of our auditor's report dated March 17, 1999 for for D.G. Jewellery of Canada Ltd. (the "Company") as filed with its Registration Statement on Form SB-2, and any amendments thereto, being filed by the Company.



                                        /s/ SCHWARTZ, LEVITSKY, FELDMAN, LLP
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July 14, 1999                             Schwartz, Levitsky, Feldman, LLP
                                          Chartered Accountants